Exhibit (m)(iv) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K

                                   EXHIBIT F

                                     to the

                               Distribution Plan

                      Federated Total Return Series, Inc.

                        Federated Total Return Bond Fund
                                 Class A Shares

     This Distribution Plan is adopted by Federated Total Return Series, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net assets value of the Class A Shares of Federated Total Return Bond Fund held during the month.

     Witness the due execution hereof this 1st day of June, 2001.



                              Federated Total Return Series, Inc.



                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------
                              Name:  J. Christopher Donahue
                              Title:  President


                                   EXHIBIT G

                                     to the

                               Distribution Plan

                      Federated Total Return Series, Inc.

                        Federated Total Return Bond Fund
                                 Class C Shares

     This Distribution Plan is adopted by Federated Total Return Series, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net assets value of the Class C Shares of Federated Total Return Bond Fund held during the month.

     Witness the due execution hereof this 1st day of June, 2001.



                              Federated Total Return Series, Inc.



                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------
                              Name:  J. Christopher Donahue
                              Title:  President